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                                                                    EXHIBIT 11.1


                         PalEx, Inc. and Subsidiaries
        Statement Regarding Computation of Net Income (Loss) per Share
                (In Thousands, except Share and Per Share Data)


                                                                                              One Month
                                                                 Year Ended    Year Ended       Ended       Year Ended
                                                                November 30,  November 30,  December 31,   December 28,
                                                                    1995          1996          1996           1997
                                                                ------------  ------------  -------------  ------------
Net Income (Loss)                                                 $    3,590    $    5,676    $      (66)   $     7,152
Weighted Average Shares Outstanding                                6,054,446     6,054,446     6,054,446     11,937,724
                                                                  ----------    ----------    ----------    -----------
Shares used in computing Basic net income (loss) per share         6,054,446     6,054,446     6,054,446     11,937,724
                                                                  ==========    ==========    ==========    ===========
Basic net income (loss) per share                                 $     0.59    $     0.94    $    (0.01)   $      0.60
                                                                  ==========    ==========    ==========    ===========
Dilutive effect of outstanding options                                     0             0             0        352,218
Shares used in computing Diluted net income (loss) per share       6,054,446     6,054,446     6,054,446     12,289,942
                                                                  ==========    ==========    ==========    ===========
Diluted net income (loss) per share                               $     0.59    $     0.94    $    (0.01)   $      0.58
                                                                  ==========    ==========    ==========    ===========


                             Exhibit 11.1 - Page 1